      As filed with the Securities and Exchange Commission on July 2, 1996

                                                            REGISTRATION NO. 33-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                              ----------------

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                              ----------------

                            JOHN H. HARLAND COMPANY
             (Exact name of registrant as specified in its charter)


           GEORGIA                                           58-0278260
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                                2939 MILLER ROAD
                             DECATUR, GEORGIA 30035
   (Address, including zip code, of registrant's principal executive offices)


                            JOHN H. HARLAND COMPANY
                 1981 INCENTIVE STOCK OPTION PLAN, AS EXTENDED
                            (Full title of the plan)



                                ROBERT J. AMMAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            JOHN H. HARLAND COMPANY
                                2939 MILLER ROAD
                             DECATUR, GEORGIA 30035
                                 (770) 981-9460
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:
   JOHN C. WALTERS, ESQ.                               ALAN J. PRINCE, ESQ.
SENIOR VICE PRESIDENT AND                                 KING & SPALDING
     GENERAL COUNSEL                                   191 PEACHTREE STREET
 JOHN H. HARLAND COMPANY                           ATLANTA, GEORGIA 30303-1763
    2939 MILLER ROAD                                      (404) 572-4600
 DECATUR, GEORGIA 30035
     (770) 981-9460

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                Proposed Maximum      Proposed Maximum
                                                Amount to      Offering Price Per    Aggregate Offering       Amount of
Title of Securities to be Registered          be Registered         Share(1)               Price(1)        Registration Fee
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share         1,500,000           $24.1875            $36,281,250          $12,511
- ---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of Common Stock of John H. Harland Company on June 26, 1996.

                                    PART II

         This Registration Statement on Form S-8 relates to an additional one million five hundred thousand (1,500,000) shares of common stock, par value $1.00 (the "Common Stock"), of John H. Harland Company (the "Company") to be issued to employees of the Company and certain subsidiaries pursuant to the John H. Harland Company 1981 Incentive Stock Option Plan, as Extended. As permitted by General Instruction E (Registration of Additional Securities) to Form S-8, this Registration Statement omits certain information otherwise required by Form S-8.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

         1. The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1995;

         2. All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995;

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 28, 1970, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         4. The Company's Registration Statement on Form S-8 (File No. 33-60151) filed with the Commission on June 12, 1995.

         All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 8.  EXHIBITS

                    Exhibit                   Description
                    -------                   -----------
                    5.1                       Opinion of King & Spalding

                    23.1                      Consent of Deloitte & Touche LLP

                    23.2                      Consent of King & Spalding (included in  Exhibit 5.1)

                    24.1                      Power of Attorney (included on signature page)

                    99.1                      John H. Harland Company 1981 Incentive Stock Option Plan, as Extended

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                          (C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    EXPERTS

         The financial statements and the related financial statement schedule incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia on the 2nd day of July, 1996.


JOHN H. HARLAND COMPANY



                                        By: /s/ Robert J. Amman
                                            ---------------------------
                                            Robert J. Amman
                                            Chief Executive Officer and
                                            President


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Amman and William M. Dollar and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such persons and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacity indicated on the 2nd day of July, 1996.


Signature                                                                     Title
- ---------                                                                     -----
/s/ Robert J. Amman                                                           Chief Executive Officer and President
- ------------------------------                                                (Principal Executive Officer)
Robert J. Amman




/s/ William M. Dollar                                                         Vice President, Finance and Treasurer
- ------------------------------                                                (Principal Financial and Accounting
William M. Dollar                                                             Officer)



/s/ Robert R. Woodson                                                         Chairman of the Board
- ------------------------------
Robert R. Woodson

 Signature                                                                    Title
 ---------                                                                    -----
/s/ Juanita Powell Baranco                                                    Director
- ----------------------------------
Juanita Powell Baranco




/s/ Lawrence L. Gellerstedt Jr.                                               Director
- ----------------------------------
Lawrence L. Gellerstedt Jr.



/s/ Edward J. Hawie                                                           Director
- ----------------------------------
Edward J. Hawie



/s/ John J. McMahon Jr.                                                       Director
- ----------------------------------
John J. McMahon Jr.



/s/ G. Harold Northop                                                         Director
- ----------------------------------
G. Harold Northrop



/s/ H.G. Pattillo                                                             Director
- ----------------------------------
H. G. Pattillo



/s/ Larry L. Prince                                                           Director
- ----------------------------------
Larry L. Prince



/s/ John H. Weitnauer Jr.                                                     Director
- ----------------------------------
John H. Weitnauer Jr.



/s/ Robert A. Yellowlees                                                      Director
- ----------------------------------
Robert A. Yellowlees

EXHIBIT INDEX

Exhibit             Description                                               Page No.
- -------             -----------                                               --------
5.1                 Opinion of King & Spalding

23.1                Consent of Deloitte & Touche LLP

23.2                Consent of King & Spalding (included
                    in Exhibit 5.1)

24.1                Power of Attorney (included on signature page)

99.1                John H. Harland Company 1981 Incentive
                    Stock Option Plan, as Extended